Exhibit 4.12

________________________________________________________________

NOTE PURCHASE AGREEMENT

Dated as of December 2, 2010

Among

CONTINENTAL AIRLINES, INC.,

WILMINGTON TRUST COMPANY,
as Pass Through Trustee under each of the
Pass Through Trust Agreements

WILMINGTON TRUST COMPANY,
as Subordination Agent

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
as Escrow Agent

and

WILMINGTON TRUST COMPANY,
as Paying Agent

________________________________________________________________

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Schedules

Schedule I	Aircraft
Schedule II	Trust Supplements
Schedule III	Required Terms

Annex

Annex A	Definitions

Exhibits

Exhibit A	Form of Closing Notice
Exhibit B	Form of Participation Agreement
Exhibit C	Form of Indenture

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NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT, dated as of December 2, 2010, among (i)CONTINENTAL AIRLINES, INC., a Delaware corporation (the "Company"), (ii)WILMINGTON TRUST COMPANY ("WTC"), a Delaware banking corporation, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (in such capacity together with its successors in such capacity, the "Pass Through Trustee") under each of the two separate Pass Through Trust Agreements (as defined below), (iii) WILMINGTON TRUST COMPANY, a Delaware banking corporation, as subordination agent and trustee (in such capacity together with its successors in such capacity, the "Subordination Agent") under the Intercreditor Agreement (as defined below), (iv) WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as Escrow Agent (in such capacity together with its successors in such capacity, the "Escrow Agent"), under each of the Escrow and Paying Agent Agreements (as defined below) and (v) WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Paying Agent (in such capacity together with its successors in such capacity, the "Paying Agent") under each of the Escrow and Paying Agent Agreements.

W I T N E S S E T H:

WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in Annex A hereto;

WHEREAS, the Company (i) is currently the owner of five Boeing 767-424ER aircraft, four Boeing 737-924 aircraft and three Boeing 737-824 aircraft listed in Part A of Schedule I hereto (the "Owned Aircraft"), certain of which are subject to an existing security interest, and (ii) has obtained commitments from the Manufacturer pursuant to the Aircraft Purchase Agreement for the delivery of the three Boeing 737-924ER aircraft and three Boeing 737-824 aircraft listed in Part B of Schedule I hereto (together with any aircraft substituted therefor in accordance with the Aircraft Purchase Agreement prior to the delivery thereof, the "New Aircraft" and, together with the Owned Aircraft, the “Aircraft”);

WHEREAS, pursuant to this Agreement the Company wishes to finance (i) each Owned Aircraft after any existing security interest on such Owned Aircraft has been discharged and (ii) a portion of the purchase price of each New Aircraft;

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WHEREAS, pursuant to the Basic Pass Through Trust Agreement and each of the Trust Supplements set forth in Schedule II hereto, and concurrently with the execution and delivery of this Agreement, separate grantor trusts (collectively, the "Pass Through Trusts" and, individually, a "Pass Through Trust") have been created to facilitate certain of the transactions contemplated hereby, including, without limitation, the issuance and sale of pass through certificates pursuant thereto (collectively, the "Certificates") to provide for a portion of the financing of the Aircraft contemplated hereby;

WHEREAS, the Company has entered into the Underwriting Agreement, dated as of November 17, 2010 (the "Underwriting Agreement") with the Underwriters named therein (the "Underwriters"), which provides that the Company will cause the Pass Through Trustee under the Class A Pass Through Trust (the "Class A Pass Through Trustee") and the Pass Through Trustee under the Class B Pass Through Trust (the "Class B Pass Through Trustee") to issue and sell the Class A Certificates and the Class B Certificates, respectively, to the Underwriters on the Issuance Date;

WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Escrow Agent and the Depositary have entered into two Deposit Agreements, dated as of the Issuance Date, one each relating to the Class A and Class B Pass Through Trust (together, the "Deposit Agreements") whereby the Escrow Agent agreed to direct the Underwriters to make certain deposits referred to therein on the Issuance Date (the "Initial Deposits") and to permit the applicable Pass Through Trustees to make additional deposits from time to time thereafter (the Initial Deposits together with such additional deposits are collectively referred to as the "Deposits") and (ii) the applicable Pass Through Trustees, Underwriters, Paying Agents and Escrow Agents have entered into two Escrow and Paying Agent Agreements, dated as of the Issuance Date, one each relating to the Class A and Class B Pass Through Trust (together, the "Escrow and Paying Agent Agreements"), whereby, among other things, (a) the Underwriters agreed to deliver an amount equal to the amount of the Initial Deposits to the Depositary on behalf of the applicable Escrow Agent and (b) the applicable Escrow Agent, upon the Depositary receiving such amount, agreed to deliver escrow receipts to be affixed to each Certificate;

WHEREAS, upon receipt of a Closing Notice with respect to an Aircraft, subject to the terms and conditions of this

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Agreement, the applicable Pass Through Trustees will enter into the applicable Financing Agreements relating to such Aircraft;

WHEREAS, upon the financing of each Aircraft, the Class A and Class B Pass Through Trustees each will fund its purchase of Equipment Notes with the proceeds of one or more Deposits withdrawn by the applicable Escrow Agent under the related Deposit Agreement bearing the same interest rate as the Certificates issued by the applicable Pass Through Trust (or, if financed on the Issuance Date, with a portion of the proceeds from the offering of the Certificates); and

WHEREAS, concurrently with the execution and delivery of this Agreement, (i) Landesbank Hessen-Thüringen Girozentrale (the "Liquidity Provider"), has entered into two revolving credit agreements, one each for the benefit of the Certificateholders of the Class A and Class B Pass Through Trusts, in each case, with the Subordination Agent, as agent for the Pass Through Trustee on behalf of each such Pass Through Trust (each such revolving credit agreement with the Liquidity Provider, a "Liquidity Facility") and (ii) the Pass Through Trustees, the Liquidity Provider and the Subordination Agent have entered into the Intercreditor Agreement, dated as of the date hereof (the "Intercreditor Agreement").

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Financing of Aircraft.  (a)  The Company confirms that (i) it currently owns the Owned Aircraft and (ii) it has entered into the Aircraft Purchase Agreement with the Manufacturer pursuant to which the Company has agreed to purchase, and the Manufacturer has agreed to deliver, the New Aircraft in the months specified in Schedule I hereto, all on and subject to terms and conditions specified in the Aircraft Purchase Agreement.  The Company agrees to finance the Aircraft in the manner provided herein, all on and subject to the terms and conditions hereof and of the relevant Financing Agreements.

(b)           In furtherance of the foregoing, the Company agrees to give the parties hereto, the Depositary and each of the Rating Agencies not less than two Business Days' prior notice substantially in the form of Exhibit A hereto (a "Closing Notice") of the scheduled closing date (the "Scheduled Closing Date") (or, in the case of a substitute Closing Notice under

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Section 1(e) or (f) hereof, one Business Day's prior notice) in respect of the financing of each Aircraft under this Agreement, which notice shall:

(i)  specify the Scheduled Closing Date of such Aircraft (which shall be a Business Day before the Cut-off Date and, except as provided in Section 1(f) hereof, the date (the "Funding Date") on which the financing therefor in the manner provided herein shall be consummated);

(ii)  instruct each Pass Through Trustee being requested to purchase Equipment Notes pursuant to such Closing Notice (the "Applicable Pass Through Trustees")to enter into the Participation Agreement included in the Financing Agreements with respect to such Aircraft in such form and at such a time on or before the Funding Date specified in such Closing Notice and to perform its obligations thereunder;

(iii) instruct each of the Class A and Class B Pass Through Trustees to instruct the relevant Escrow Agent to provide a Notice of Purchase Withdrawal to the Depositary with respect to the Equipment Notes to be issued to such Pass Through Trustee in connection with the financing of such Aircraft (except in the case of any such financing on the Issuance Date); and

(iv)  specify the aggregate principal amount of each series of Equipment Notes, if any, to be issued, and purchased by the Applicable Pass Through Trustees, in connection with the financing of such Aircraft scheduled on such Funding Date (which shall in all respects comply with the Required Terms).

Notwithstanding the foregoing, in the case of any Aircraft to be financed hereunder on the Issuance Date, the Closing Notice therefor may be delivered to the parties hereto on the Issuance Date.

(c)           Upon receipt of a Closing Notice, the Applicable Pass Through Trustees shall, and shall cause the Subordination Agent to, enter into and perform their respective obligations under the Participation Agreement specified in such Closing Notice, provided that such Participation Agreement and the Indenture to be entered into pursuant to such Participation Agreement shall be in the forms thereof annexed hereto in all material respects and, if modified in any material respect, as to which Rating Agency Confirmation shall have been obtained from each Rating Agency by the Company (to be delivered by the Company to the Applicable Pass Through Trustees on or before the

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relevant Funding Date, it being understood that if Rating Agency Confirmation shall have been received with respect to any Financing Agreements and such Financing Agreements are utilized for subsequent Aircraft (or Substitute Aircraft) without material modifications, no additional Rating Agency Confirmation shall be required); provided, however, that the relevant Financing Agreements as executed and delivered shall not vary the Required Terms.  Notwithstanding the foregoing, an Indenture may be modified to the extent required for the issuance of Equipment Notes pursuant to Section 4(a)(vi) of this Agreement, subject to the terms of such Section and Section 9.1(c) or 9.1(d) of the Intercreditor Agreement, whichever may be applicable.  The Company shall pay the reasonable costs and expenses of the Rating Agencies in connection with obtaining any such Rating Agency Confirmation.  With respect to each Aircraft, the Company shall cause WTC (or such other person that meets the eligibility requirements to act as loan trustee under the Indenture) to execute as Loan Trustee the Financing Agreements relating to such Aircraft to which such Loan Trustee is intended to be a party, and shall concurrently therewith execute such Financing Agreements to which the Company is intended to be a party and perform its respective obligations thereunder.  Upon the request of either Rating Agency, the Company shall deliver or cause to be delivered to such Rating Agency a true and complete copy of each Financing Agreement relating to the financing of each Aircraft together with a true and complete set of the closing documentation (including legal opinions) delivered to the related Loan Trustee, Subordination Agent and Pass Through Trustee under the related Participation Agreement.

(d)           The Company agrees that all Equipment Notes issued pursuant to any Indenture shall initially be registered in the name of the Subordination Agent on behalf of the Applicable Pass Through Trustee (or, in the case of any Additional Series Equipment Notes, on behalf of the Additional Pass Through Trustee with respect to the corresponding Additional Certificates).

(e)           If after giving any Closing Notice, there shall be a delay in the delivery of the New Aircraft referred to therein, or if on the Scheduled Closing Date of the New Aircraft or Owned Aircraft referred to therein the financing thereof in the manner contemplated hereby shall not be consummated for whatever reason, the Company shall give the parties hereto and the Depositary prompt notice thereof.  Concurrently with the giving of such notice of postponement or subsequently, the Company shall give the parties hereto and the Depositary a

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substitute Closing Notice specifying the date to which the financing of such New Aircraft (or of another New Aircraft of the same model in lieu thereof) or such Owned Aircraft shall have been re-scheduled (which shall be a Business Day before the Cut-off Date on which the Escrow Agents shall be entitled to withdraw one or more Deposits under each of the applicable Deposit Agreements to enable each of the Class A and Class B Pass Through Trustees to fund its purchase of the related Equipment Notes).  Upon receipt of any such notice of postponement, each Applicable Pass Through Trustee shall comply with its obligations under Section 5.01 of each of the Trust Supplements and thereafter the financing of such New Aircraft or such Owned Aircraft, as specified in such substitute Closing Notice, shall take place on the re-scheduled Closing Date therefor (all on and subject to the terms and conditions of the relevant Financing Agreements) unless further postponed as provided herein.

(f)           Anything in this Section 1 to the contrary notwithstanding, the Company shall have the right to accept delivery of a New Aircraft under the Aircraft Purchase Agreement on the Delivery Date thereof by utilization of bridge financing of such New Aircraft and promptly thereafter give the parties hereto and the Depositary a Closing Notice specifying a Funding Date not later than 90 days after the Delivery Date of such New Aircraft and no later than the Cut-off Date and otherwise complying with the provisions of Section 1(b) hereof.  All other terms and conditions of this Note Purchase Agreement shall apply to the financing of any such New Aircraft on the re-scheduled Funding Date therefor except the related Financing Agreements shall be amended to reflect the original delivery of such New Aircraft to the Company.

(g)           If the scheduled delivery date from the Manufacturer for any New Aircraft is delayed more than 30 days beyond the last day of the month set forth opposite such New Aircraft under the heading "Scheduled Delivery Months" in Part B of Schedule I hereto, the Company may identify for delivery a substitute aircraft therefor meeting the following conditions (a "Substitute Aircraft"):  (i) a Substitute Aircraft must be of the same model as the New Aircraft being replaced and (ii) the Company shall be obligated to obtain Rating Agency Confirmation in respect of the replacement of any New Aircraft by Substitute Aircraft.  Upon the satisfaction of the conditions set forth above with respect to a Substitute Aircraft, the New Aircraft to be replaced shall cease to be subject to this Agreement and all rights and obligations of the parties hereto concerning such New

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Aircraft shall cease, and such Substitute Aircraft shall become and thereafter be subject to the terms and conditions of this Agreement to the same extent as such New Aircraft.

(h)           The Company shall have no liability for the failure of the Pass Through Trustees to purchase Equipment Notes with respect to any Aircraft or Substitute Aircraft.

(i)           Anything herein to the contrary notwithstanding, the Company shall not have the right, and shall not be entitled, at any time to request the issuance of Equipment Notes of any series to the Class A or Class B Pass Through Trustee in an aggregate principal amount in excess of the amount of the Deposits then available for withdrawal by the Escrow Agent under and in accordance with the provisions of the related Deposit Agreement.

SECTION 2.  Conditions Precedent.  The obligation of the Applicable Pass Through Trustees to enter into, and to cause the Subordination Agent to enter into, any Participation Agreement as directed pursuant to a Closing Notice and to perform its obligations thereunder is subject to satisfaction of the following conditions:

(a)           no Triggering Event shall have occurred; and

(b)           the Company shall have delivered a certificate to each such Pass Through Trustee and the Liquidity Provider stating (i) that such Participation Agreement and the other Financing Agreements to be entered into pursuant to such Participation Agreement do not vary the Required Terms and (ii) that any substantive modification of such Financing Agreements from the forms of Financing Agreements attached to this Agreement do not materially and adversely affect the Certificateholders or the Liquidity Provider, and such certification shall be true and correct.

Anything herein to the contrary notwithstanding, the obligation of each Pass Through Trustee to purchase Equipment Notes shall terminate on the Cut-off Date.

SECTION 3.  Representations and Warranties.  (a)  The Company represents and warrants that:

(i)  the Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is a "citizen of the United States" as defined in Section 40102(a)(15) of the Act,

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and has the full corporate power, authority and legal right under the laws of the State of Delaware to execute and deliver this Agreement and each Financing Agreement to which it will be a party and to carry out the obligations of the Company under this Agreement and each Financing Agreement to which it will be a party;

(ii)  the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations under this Agreement have been duly authorized by the Company and will not violate its Certificate of Incorporation or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

(iii)  this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

(b)           WTC represents and warrants that:

(i)  WTC is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is a "citizen of the United States" as defined in Section 40102(a)(15) of the Act, and has the full corporate power, authority and legal right under the laws of the State of Delaware and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each Financing Agreement to which it will be a party and to carry out the obligations of WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, under this Agreement and each Financing Agreement to which it will be a party;

(ii)  the execution and delivery by WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, of this Agreement and the performance by WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, of its obligations under

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this Agreement have been duly authorized by WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

(iii)  this Agreement constitutes the legal, valid and binding obligations of WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

(c)           The Pass Through Trustee hereby confirms to each of the other parties hereto that its representations and warranties set forth in Section 7.15 of the Basic Pass Through Trust Agreement and Section 5.04 of each Trust Supplement are true and correct as of the date hereof.

(d)           The Subordination Agent represents and warrants that:

(i)  the Subordination Agent is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has the full corporate power, authority and legal right under the laws of the State of Delaware and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each Financing Agreement to which it is or will be a party and to perform its obligations under this Agreement and each Financing Agreement to which it is or will be a party;

(ii)  this Agreement has been duly authorized, executed and delivered by the Subordination Agent; this Agreement constitutes the legal, valid and binding obligations of the Subordination Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors

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generally and by general principles of equity, whether considered in a proceeding at law or in equity;

(iii)  none of the execution, delivery and performance by the Subordination Agent of this Agreement contravenes any law, rule or regulation of the State of Delaware or any United States governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Subordination Agent and do not contravene the Subordination Agent's articles of association or by-laws or result in any breach of, or constitute a default under, any agreement or instrument to which the Subordination Agent is a party or by which it or any of its properties may be bound;

(iv)  neither the execution and delivery by the Subordination Agent of this Agreement nor the consummation by the Subordination Agent of any of the transactions contemplated hereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Delaware governmental authority or agency or any federal governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers;

(v)  there are no Taxes payable by the Subordination Agent imposed by the State of Delaware or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Subordination Agent of this Agreement (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities), and there are no Taxes payable by the Subordination Agent imposed by the State of Delaware or any political subdivision thereof in connection with the acquisition, possession or ownership by the Subordination Agent of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the

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Intercreditor Agreement or any of the Liquidity Facilities); and

(vi)  there are no pending or threatened actions or proceedings against the Subordination Agent before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Subordination Agent to perform its obligations under this Agreement.

(e)           The Escrow Agent represents and warrants that:

(i)  the Escrow Agent is a national banking association duly incorporated, validly existing and in good standing under the laws of the United States and has the full corporate power, authority and legal right under the laws of the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement, each Deposit Agreement and each Escrow and Paying Agent Agreement (collectively, the "Escrow Agent Agreements") and to carry out the obligations of the Escrow Agent under each of the Escrow Agent Agreements;

(ii)  the execution and delivery by the Escrow Agent of each of the Escrow Agent Agreements and the performance by the Escrow Agent of its obligations hereunder and thereunder have been duly authorized by the Escrow Agent and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

(iii)  each of the Escrow Agent Agreements constitutes the legal, valid and binding obligations of the Escrow Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

(f)           The Paying Agent represents and warrants that:

(i)  the Paying Agent is duly incorporated, validly existing and in good standing under the laws

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of the State of Delaware and has the full corporate power, authority and legal right under the laws of the State of Delaware and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each Escrow and Paying Agent Agreement (collectively, the "Paying Agent Agreements") and to carry out the obligations of the Paying Agent under each of the Paying Agent Agreements;

(ii)  the execution and delivery by the Paying Agent of each of the Paying Agent Agreements and the performance by the Paying Agent of its obligations hereunder and thereunder have been duly authorized by the Paying Agent and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

(iii)  each of the Paying Agent Agreements constitutes the legal, valid and binding obligations of the Paying Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

SECTION 4.  Covenants.  (a)  The Company covenants with each of the other parties hereto that:

(i)  [Intentionally Omitted];

(ii)  subject to Section 4(a)(iv) of this Agreement, the Company shall at all times maintain its corporate existence and shall not wind up, liquidate or dissolve or take any action, or fail to take any action, that would have the effect of any of the foregoing;

(iii)  the Company shall at all times remain a U.S. Air Carrier (as defined in the Financing Agreements) and shall at all times be otherwise certificated and registered to the extent necessary to entitle the Loan Trustee to the rights afforded to secured parties of aircraft equipment under Section 1110;

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(iv)  Section 4.07 of each Indenture is hereby incorporated by reference herein;

(v)  the Company agrees to provide written notice to each of the parties hereto of the occurrence of the Cut-off Date no later than one Business Day after the date thereof, such notice to refer specifically to the Pass Through Trustee's obligation to assign, transfer and deliver all of its right, title and interest to the Trust Property (as defined in each Pass Through Trust Agreement) to the trustee of the Related Trust (as defined in each Pass Through Trust Agreement) in accordance with Section 7.01 of each of the Trust Supplements;

(vi)  the Company shall not redeem and re-issue any Series B Equipment Notes or issue any Additional Series Equipment Notes pursuant to any Indenture, unless it shall have obtained written confirmation from each Rating Agency that the reissuance or issuance of such Equipment Notes, as the case may be, will not result in (1) a reduction of the rating for any Class of Certificates then rated by any Rating Agency that will remain outstanding below the then current rating for such Class of Certificates or (2) a withdrawal or suspension of the rating of any Class of Certificates then rated by any Rating Agency that will remain outstanding.  Any reissuance of the Series B Equipment Notes and issuance of Additional Series Equipment Notes shall be subject to the terms of Section 9.1(c) and 9.1(d), respectively, of the Intercreditor Agreement; and

(vii)  If (x) the Depositary’s short-term unsecured debt rating or short-term issuer credit rating, as the case may be, shall at any time fall below A-1+ from Standard & Poor’s Ratings Services or P-1 from Moody’s Investors Service, Inc. (such minimum ratings, the "Depositary Threshold Ratings") or (y) the Company or the Depositary, in its sole discretion, gives written notice to the other of its election that the Depositary be replaced, the Company shall, within 30 days after such event occurring, cause the Depositary to be replaced with a depositary bank (a "Replacement Depositary") on the following terms and preconditions:

(A)           the Replacement Depositary must meet the Depositary Threshold Ratings and the Company shall have obtained written confirmation from each Rating Agency that such replacement will not cause a reduction of any rating then in effect for any Class of Certificates by such Rating Agency (without regard to any downgrading of any rating of the Depositary being replaced);

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(B)           the Company shall pay all fees, expenses and other amounts then owing to the replaced Depositary and, except as expressly provided in clause (C) below, the Company shall pay any up-front fee of the Replacement Depositary and (without limitation of the foregoing) all out-of-pocket expenses (including reasonable fees and expenses of legal counsel) of the parties hereto (including without limitation all amounts payable to the Rating Agencies) incurred in connection with such replacement;

(C)           solely in the case of the Depositary making an election in its discretion that it be replaced (and without limitation of clause (A) above), (x) the notice given by the Depositary to the Company shall nominate a Replacement Depositary, which shall satisfy all of terms and preconditions of this Section 4(a)(vii) (and the Company shall have the right to utilize such nominee as the Replacement Depositary or to select another Replacement Depositary), (y) the fees, expenses, indemnities and other amounts payable to the Replacement Depositary upon its execution of the Replacement Deposit Agreement or thereafter shall not to any extent exceed those which would have been payable to the Depositary had such replacement not occurred (it being specifically understood and agreed that any up-front fee of the Replacement Depositary shall be paid by the replaced Depositary, provided that, if the Company selects a Replacement Depositary other than the nominee of the replaced Depositary and the upfront fee of such selection exceeds that of such nominee, the Company shall pay such excess), and (without limitation of the foregoing) the Depositary shall pay all out-of-pocket expenses (including reasonable fees and expenses of legal counsel) of the parties hereto (including without limitation all amounts payable to the Rating Agencies) incurred in connection with such replacement, and (z) the Replacement Depositary shall be willing to enter into a Replacement Deposit Agreement for each of the Class A and Class B Certificates with the Escrow Agent having the same terms and conditions (including without limitation as to the interest to be paid on the Deposits) as the Deposit Agreements to which the Depositary is a party; and

(D)           the Company or, in the case of the Depositary making an election that it be replaced (unless the Company shall have selected such Replacement Depositary), the Depositary, shall cause the Replacement Depositary to enter into a Replacement Deposit Agreement for each of the Class A and Class B Certificates with the Escrow Agent (and, upon request of the Company the Escrow Agent agrees to enter into any such

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Replacement Deposit Agreement) and shall cause the Replacement Depositary to deliver to the Company and each Rating Agency legal opinions and other closing documentation substantially similar in scope and substance as those that were delivered by the Depositary being replaced in connection with the execution and delivery of the Deposit Agreement being replaced.

Upon satisfaction of the foregoing conditions, the Company shall instruct the Class A Pass Through Trustee and the Class B Pass Through Trustee, and each such Pass Through Trustee agrees, to execute and deliver to the Escrow Agent a duly completed Withdrawal Certificate (as defined in the Escrow and Paying Agent Agreements) together with a Notice of Replacement Withdrawal (as defined in the Escrow and Paying Agent Agreements).

Each of the parties hereto agrees, at the Company’s request, to enter into any amendments to this Agreement, the Escrow and Paying Agent Agreements and any other Operative Agreements as may be necessary or desirable to give effect to the replacement of the Depositary with the Replacement Depositary and the replacement of the Deposit Agreements with the Replacement Deposit Agreements.

Upon the execution and delivery of the Replacement Deposit Agreements, the Replacement Depositary shall be deemed to be the Depositary with all of the rights and obligations of the Depositary hereunder and under the other Operative Agreements and the Replacement Deposit Agreements shall be deemed to be the Deposit Agreements hereunder and under the other Operative Agreements, except that the obligations of the replaced Depositary under its Deposit Agreements resulting from the delivery of any Withdrawal Notice delivered thereunder shall remain in full force and effect notwithstanding the execution and delivery of the Replacement Deposit Agreements.

(viii)                      Promptly after the occurrence of a Triggering Event or an Indenture Default resulting from the failure of the Company to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Default shall be continuing, the Company will, at the Subordination Agent’s request from time to time but in any event no more frequently than once every three months, provide to the Subordination Agent a statement setting forth the following information with respect to each Aircraft then subject to the lien of an Indenture:  (A) whether the Aircraft are currently in service or parked in storage, (B) the maintenance status of the Aircraft and (C) the location of the Engines (as

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defined in the respective Indentures to which such Aircraft are subject).  As used in this sentence, the terms "Triggering Event", "Indenture Default", "Regular Distribution Date" shall have the respective meanings set forth in the Intercreditor Agreement as originally executed.

(b)           WTC, in its individual capacity, covenants with each of the other parties to this Agreement that it will, immediately upon obtaining knowledge of any facts that would cast doubt upon its continuing status as a "citizen of the United States" as defined in Section 40102(a)(15) of the Act and promptly upon public disclosure of negotiations in respect of any transaction which would or might adversely affect such status, notify in writing all parties hereto of all relevant matters in connection therewith.  Upon WTC giving any such notice, WTC shall, subject to Section 9.01 of any Indenture then entered into, resign as Loan Trustee in respect of such Indenture.

SECTION 5.  Notices.  Unless otherwise specifically provided herein, all notices required or permitted by the terms of this Agreement shall be in English and in writing, and any such notice shall become effective upon being delivered personally or, if promptly confirmed by mail, when dispatched by facsimile or other written telecommunication, addressed to such party hereto at its address or facsimile number set forth below the signature of such party at the foot of this Agreement or to such other address or facsimile number as such party may hereafter specify by notice to the other parties.

SECTION 6.  Expenses.  (a)  The Company agrees to pay to the Subordination Agent when due an amount or amounts equal to the fees payable to the Liquidity Provider under Section 2.03 of each Liquidity Facility and the related Fee Letter (as defined in the Intercreditor Agreement) multiplied by a fraction the numerator of which shall be the then outstanding aggregate amount of the Deposits under the Deposit Agreements pertaining to the Class A and Class B Pass Through Trusts and the denominator of which shall be the sum of (x) the then outstanding aggregate principal amount of the Series A Equipment Notes and Series B Equipment Notes issued under all of the Indentures and (y) the then outstanding aggregate amount of the Deposits under the Deposit Agreements pertaining to the Class A and Class B Pass Through Trusts.

(b)           So long as no Equipment Notes have been issued in respect of any Aircraft, the Company agrees to pay (i) to the Subordination Agent when due (A) the amount equal to interest on

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any Downgrade Advance (other than any Applied Downgrade Advance) payable under Section 3.07 of each Liquidity Facility minus Investment Earnings while such Downgrade Advance shall be outstanding, (B) the amount equal to interest on any Non-Extension Advance (other than any Applied Non-Extension Advance) payable under Section 3.07 of each Liquidity Facility minus Investment Earnings while such Non-Extension Advance shall be outstanding, (C) the amount equal to interest on any Special Termination Advance (other than any Applied Special Termination Advance) payable under Section 3.07 of each Liquidity Facility minus Investment Earnings from such Special Termination Advance while such Special Termination Advance shall be outstanding, and (D) any other amounts owed to the Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility (other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clause (A), (B) or (C)), (ii) all compensation and reimbursement of expenses, disbursements and advances payable by the Company under the Pass Through Trust Agreements, (iii) all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement and (iv) in the event the Company requests any amendment to any Operative Agreement, all reasonable fees and expenses (including, without limitation, fees and disbursements of counsel) of the Escrow Agent and/or the Paying Agent in connection therewith.  For purposes of this Section 6(b), the terms "Applied Downgrade Advance", "Applied Non-Extension Advance", "Applied Special Termination Advance", "Downgrade Advance", "Investment Earnings", "Non-Extension Advance" and "Special Termination Advance" shall have the meanings specified in each Liquidity Facility.

SECTION 7.  Further Assurances.  Each party hereto shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as any other party hereto shall reasonably request in connection with its administration of, or to carry out more effectually the purposes of, or to better assure and confirm unto it the rights and benefits to be provided under, this Agreement.

SECTION 8.  Miscellaneous.  (a)  Provided that the transactions contemplated hereby have been consummated, in whole

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or in part, and except as otherwise provided for herein, the representations, warranties and agreements herein of the Company, the Subordination Agent, the Escrow Agent, the Paying Agent and the Pass Through Trustee, and the Company's, the Subordination Agent's, the Escrow Agent's, the Paying Agent's and the Pass Through Trustee's obligations under any and all thereof, shall survive the expiration or other termination of this Agreement and the other agreements referred to herein.

(b)           This Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart).  Each counterpart of this Agreement, including a signature page executed by each of the parties hereto, shall be an original counterpart of this Agreement, but all of such counterparts together shall constitute one instrument.  Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought.  The index preceding this Agreement and the headings of the various Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.  The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and its successors and permitted assigns, the Pass Through Trustee and its successors as Pass Through Trustee (and any additional trustee appointed) under any of the Pass Through Trust Agreements, the Escrow Agent and its successors as Escrow Agent under the Escrow and Paying Agent Agreements, the Paying Agent and its successors as Paying Agent under the Escrow and Paying Agent Agreement and the Subordination Agent and its successors as Subordination Agent under the Intercreditor Agreement.

(c)           This Agreement is not intended to, and shall not, provide any person not a party hereto (other than the Underwriters, each of the beneficiaries of Section 6 hereof and the Depositary as a beneficiary of Section 4(a)(vii)) with any rights of any nature whatsoever against any of the parties hereto, and no person not a party hereto (other than the Underwriters, each of the beneficiaries of Section 6 hereof and the Depositary as a beneficiary of Section 4(a)(vii)) shall have any right, power or privilege in respect of, or have any benefit or interest arising out of, this Agreement.  To the extent that this Agreement expressly confers upon, gives or grants any right, power, privilege, benefit, interest, remedy or claim to

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any of the beneficiaries of Section 6 hereof (including, but not limited to rights, powers, privileges, benefits, interests, remedies and claims under Section 6) or to the Depositary with respect to Section 4(a)(vii), each such party is hereby recognized as a third party beneficiary hereunder and may enforce any such right, power, privilege, benefit, interest, remedy or claim.

SECTION 9.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

CONTINENTAL AIRLINES, INC.

By	/s/ Gerald Laderman
Name:	Gerald Laderman
Title:	Senior Vice Presisdent Finance and Treasurer

Address:	1600 Smith Street Dept. HQS-FN Houston, TX 77002 Attention: Treasurer Facsimile: (713) 324-2447

WILMINGTON TRUST COMPANY, not in its individual capacity, except as otherwise provided herein, but solely as Pass Through Trustee

By	/s/ Chad May
Name:	Chad May
Title:	Financial Services Officer

Address:	1100 North Market Street Wilmington, Delaware 19890-1605 Attention: Corporate Trust Administration Facsimile: (302) 636-4140

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WILMINGTON TRUST COMPANY, not in its individual capacity, except as otherwise provided herein, but solely as Subordination Agent

By	/s/ Chad May
Name:	Chad May
Title:	Financial Services Officer

Address:	1100 North Market Street Wilmington, Delaware 19890-1605 Attention: Corporate Trust Administration Facsimile: (302) 636-4140

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as Escrow Agent

By	/s/ Scott Rosevear
Name:	Scott Rosevear
Title:	Vice President

Address:	299 South Main Street Salt Lake City, 12th Floor Utah 84111 Attention: Corporate Trust Department Facsimile: (801) 246-5053

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WILMINGTON TRUST COMPANY, as Paying Agent

By	/s/ Chad May
Name:	Chad May
Title:	Financial Services Officer

Address:	1100 North Market Street Wilmington, Delaware 19890-1605 Attention: Corporate Trust Administration Facsimile: (302) 636-4140

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SCHEDULE I to
Note Purchase Agreement

AIRCRAFT

Part A - OWNED AIRCRAFT

Aircraft Type	Registration Number	Manufacturer’s Serial Number
Boeing 767-424ER	N66057	29452
Boeing 767-424ER	N67058	29453
Boeing 767-424ER	N69059	29454
Boeing 767-424ER	N78060	29455
Boeing 767-424ER	N68061	29456

Boeing 737-924	N79402	30119
Boeing 737-924	N38403	30120
Boeing 737-924	N72405	30122
Boeing 737-924	N73406	30123

Boeing 737-824	N27246	28956
Boeing 737-824	N14249	28809
Boeing 737-824	N33264	31584

Part B - NEW AIRCRAFT AND SCHEDULED DELIVERY MONTHS

Aircraft Type	Expected Registration Number	Expected Manufacturer’s Serial Number	Scheduled Delivery Month
Boeing 737-924ER	N38443	31655	December 2010
Boeing 737-924ER	N36444	31643	December 2010
Boeing 737-924ER	N73445	40000	April 2011

Boeing 737-824	N76529	31652	December 2010
Boeing 737-824	N77530	39998	March 2011
Boeing 737-824	N87531	39999	March 2011

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SCHEDULE II to
Note Purchase Agreement

TRUST SUPPLEMENTS

Trust Supplement dated as of the Issuance Date between the Company and the Pass Through Trustee in respect of Continental Airlines Pass Through Trust, Series 2010-1A-O.

Trust Supplement dated as of the Issuance Date between the Company and the Pass Through Trustee in respect of Continental Airlines Pass Through Trust, Series 2010-1B-O.

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SCHEDULE III TO
Note Purchase Agreement

REQUIRED TERMS

Equipment Notes

Obligor:   Continental

Maximum Principal Amount:

The initial principal amount and amortization schedule of the Series A and B Equipment Notes issued with respect to an Aircraft shall be as set forth in the following table for that Aircraft:

Boeing 737-824

	N27246
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series A Equipment Note	Series B Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$13,044,000.00	$2,547,000.00	$0.00	$0.00
July 12, 2011	13,044,000.00	2,547,000.00	0.00	0.00
January 12, 2012	12,509,802.70	2,382,765.19	534,197.30	164,234.81
July 12, 2012	12,161,996.49	2,219,628.43	347,806.21	163,136.76
January 12, 2013	11,756,904.06	2,055,864.49	405,092.43	163,763.94
July 12, 2013	11,352,683.93	1,893,584.32	404,220.13	162,280.17
January 12, 2014	10,942,702.74	1,730,089.93	409,981.19	163,494.39
July 12, 2014	10,543,357.61	1,569,028.21	399,345.13	161,061.72
January 12, 2015	10,147,027.73	1,407,741.92	396,329.88	161,286.29
July 12, 2015	9,657,279.11	1,235,161.65	489,748.62	172,580.27
January 12, 2016	9,147,909.89	1,064,160.44	509,369.22	171,001.21
July 12, 2016	8,630,436.21	897,922.28	517,473.68	166,238.16
January 12, 2017	8,124,707.65	738,490.28	505,728.56	159,432.00
July 12, 2017	7,637,150.11	586,356.99	487,557.54	152,133.29
January 12, 2018	7,239,273.71	439,719.14	397,876.40	146,637.85
July 12, 2018	6,779,708.30	297,056.88	459,565.41	142,662.26
January 12, 2019	6,432,507.44	0.00	347,200.86	297,056.88
July 12, 2019	6,049,559.57	0.00	382,947.87	0.00
January 12, 2020	5,670,744.39	0.00	378,815.18	0.00
July 12, 2020	5,211,924.88	0.00	458,819.51	0.00
January 12, 2021	0.00	0.00	5,211,924.88	0.00

Schedule III: Required Terms [NPA 2010-1 EETC]

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2

	N14249
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series A Equipment Note	Series B Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$13,501,000.00	$2,637,000.00	$0.00	$0.00
July 12, 2011	13,501,000.00	2,637,000.00	0.00	0.00
January 12, 2012	12,948,205.91	2,466,268.65	552,794.09	170,731.35
July 12, 2012	12,588,210.90	2,297,414.81	359,995.01	168,853.84
January 12, 2013	12,168,922.10	2,127,911.79	419,288.80	169,503.02
July 12, 2013	11,750,536.17	1,959,944.55	418,385.93	167,967.24
January 12, 2014	11,326,187.28	1,790,720.54	424,348.89	169,224.01
July 12, 2014	10,912,847.19	1,624,014.44	413,340.09	166,706.10
January 12, 2015	10,502,628.02	1,457,075.91	410,219.17	166,938.53
July 12, 2015	9,995,716.27	1,278,447.61	506,911.75	178,628.30
January 12, 2016	9,468,496.33	1,101,453.71	527,219.94	176,993.90
July 12, 2016	8,932,887.89	929,389.76	535,608.44	172,063.95
January 12, 2017	8,409,436.19	764,370.50	523,451.70	165,019.26
July 12, 2017	7,904,792.31	606,905.74	504,643.88	157,464.76
January 12, 2018	7,492,972.42	455,129.00	411,819.89	151,776.74
July 12, 2018	7,017,301.64	307,467.17	475,670.78	147,661.83
January 12, 2019	6,657,933.20	0.00	359,368.44	307,467.17
July 12, 2019	6,261,565.01	0.00	396,368.19	0.00
January 12, 2020	5,869,474.34	0.00	392,090.67	0.00
July 12, 2020	5,394,575.60	0.00	474,898.74	0.00
January 12, 2021	0.00	0.00	5,394,575.60	0.00

	N33264
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series A Equipment Note	Series B Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$15,906,000.00	$3,107,000.00	$0.00	$0.00
July 12, 2011	15,906,000.00	3,107,000.00	0.00	0.00
January 12, 2012	15,299,906.91	2,914,201.48	606,093.09	192,798.52
July 12, 2012	14,897,980.09	2,718,959.85	401,926.82	195,241.63
January 12, 2013	14,425,543.01	2,522,514.55	472,437.08	196,445.30
July 12, 2013	13,953,696.92	2,327,423.35	471,846.09	195,091.20
January 12, 2014	13,474,242.41	2,130,337.61	479,454.51	197,085.74
July 12, 2014	13,007,326.90	1,935,708.10	466,915.51	194,629.51
January 12, 2015	12,543,561.22	1,740,223.58	463,765.68	195,484.52
July 12, 2015	12,076,320.71	1,544,555.98	467,240.51	195,667.60
January 12, 2016	11,580,515.19	1,347,141.19	495,805.52	197,414.79
July 12, 2016	11,069,476.61	1,151,683.35	511,038.58	195,457.84
January 12, 2017	10,469,199.72	951,591.44	600,276.89	200,091.91
July 12, 2017	9,890,465.22	759,359.62	578,734.50	192,231.82
January 12, 2018	9,426,497.40	572,572.81	463,967.82	186,786.81
July 12, 2018	8,880,813.31	389,118.02	545,684.09	183,454.79
January 12, 2019	8,481,173.24	0.00	399,640.07	389,118.02
July 12, 2019	8,033,748.27	0.00	447,424.97	0.00
January 12, 2020	7,590,731.23	0.00	443,017.04	0.00
July 12, 2020	7,146,725.87	0.00	444,005.36	0.00
January 12, 2021	0.00	0.00	7,146,725.87	0.00

Schedule III: Required Terms [NPA 2010-1 EETC]

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3

	N76529
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series A Equipment Note	Series B Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$26,562,000.00	$5,187,000.00	$0.00	$0.00
July 12, 2011	26,562,000.00	5,187,000.00	0.00	0.00
January 12, 2012	25,867,836.95	4,927,094.60	694,163.05	259,905.40
July 12, 2012	25,353,978.75	4,627,234.69	513,858.20	299,859.91
January 12, 2013	24,717,747.24	4,322,255.12	636,231.51	304,979.57
July 12, 2013	24,079,153.10	4,016,310.77	638,594.14	305,944.35
January 12, 2014	23,423,721.44	3,703,394.46	655,431.66	312,916.31
July 12, 2014	22,786,174.49	3,390,964.42	637,546.95	312,430.04
January 12, 2015	22,150,152.67	3,072,988.38	636,021.82	317,976.04
July 12, 2015	21,503,686.28	2,750,311.79	646,466.39	322,676.59
January 12, 2016	20,801,206.34	2,419,768.15	702,479.94	330,543.64
July 12, 2016	20,065,086.51	2,087,598.79	736,119.83	332,169.36
January 12, 2017	19,339,339.23	1,757,837.28	725,747.28	329,761.51
July 12, 2017	18,639,428.30	1,431,078.21	699,910.93	326,759.07
January 12, 2018	18,145,608.10	1,102,178.41	493,820.20	328,899.80
July 12, 2018	17,484,239.57	766,082.17	661,368.53	336,096.24
January 12, 2019	17,102,010.80	0.00	382,228.77	766,082.17
July 12, 2019	16,618,667.55	0.00	483,343.25	0.00
January 12, 2020	16,136,627.79	0.00	482,039.76	0.00
July 12, 2020	15,643,672.75	0.00	492,955.04	0.00
January 12, 2021	0.00	0.00	15,643,672.75	0.00

	N77530
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series A Equipment Note	Series B Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$26,728,000.00	$5,220,000.00	$0.00	$0.00
July 12, 2011	26,728,000.00	5,220,000.00	0.00	0.00
January 12, 2012	26,432,029.14	5,034,557.33	295,970.86	185,442.67
July 12, 2012	25,913,160.09	4,729,288.23	518,869.05	305,269.10
January 12, 2013	25,269,130.50	4,418,672.44	644,029.59	310,615.79
July 12, 2013	24,622,561.01	4,106,949.13	646,569.49	311,723.31
January 12, 2014	23,958,638.16	3,787,967.17	663,922.85	318,981.96
July 12, 2014	23,312,866.10	3,469,344.95	645,772.06	318,622.22
January 12, 2015	22,668,510.29	3,144,902.42	644,355.81	324,442.53
July 12, 2015	22,013,311.21	2,815,492.59	655,199.08	329,409.83
January 12, 2016	21,300,588.24	2,477,860.38	712,722.97	337,632.21
July 12, 2016	20,553,196.77	2,138,382.45	747,391.47	339,477.93
January 12, 2017	19,816,189.55	1,801,180.30	737,007.22	337,202.15
July 12, 2017	19,105,414.01	1,466,855.17	710,775.54	334,325.13
January 12, 2018	18,605,708.37	1,130,125.26	499,705.64	336,729.91
July 12, 2018	17,934,035.73	785,790.25	671,672.64	344,335.01
January 12, 2019	17,548,547.68	0.00	385,488.05	785,790.25
July 12, 2019	17,059,229.55	0.00	489,318.13	0.00
January 12, 2020	16,571,128.59	0.00	488,100.96	0.00
July 12, 2020	16,071,685.82	0.00	499,442.77	0.00
January 12, 2021	0.00	0.00	16,071,685.82	0.00

Schedule III: Required Terms [NPA 2010-1 EETC]

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4

	N87531
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series A Equipment Note	Series B Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$26,728,000.00	$5,220,000.00	$0.00	$0.00
July 12, 2011	26,728,000.00	5,220,000.00	0.00	0.00
January 12, 2012	26,432,029.14	5,034,557.33	295,970.86	185,442.67
July 12, 2012	25,913,160.09	4,729,288.23	518,869.05	305,269.10
January 12, 2013	25,269,130.50	4,418,672.44	644,029.59	310,615.79
July 12, 2013	24,622,561.01	4,106,949.13	646,569.49	311,723.31
January 12, 2014	23,958,638.16	3,787,967.17	663,922.85	318,981.96
July 12, 2014	23,312,866.10	3,469,344.95	645,772.06	318,622.22
January 12, 2015	22,668,510.29	3,144,902.42	644,355.81	324,442.53
July 12, 2015	22,013,311.21	2,815,492.59	655,199.08	329,409.83
January 12, 2016	21,300,588.24	2,477,860.38	712,722.97	337,632.21
July 12, 2016	20,553,196.77	2,138,382.45	747,391.47	339,477.93
January 12, 2017	19,816,189.55	1,801,180.30	737,007.22	337,202.15
July 12, 2017	19,105,414.01	1,466,855.17	710,775.54	334,325.13
January 12, 2018	18,605,708.37	1,130,125.26	499,705.64	336,729.91
July 12, 2018	17,934,035.73	785,790.25	671,672.64	344,335.01
January 12, 2019	17,548,547.68	0.00	385,488.05	785,790.25
July 12, 2019	17,059,229.55	0.00	489,318.13	0.00
January 12, 2020	16,571,128.59	0.00	488,100.96	0.00
July 12, 2020	16,071,685.82	0.00	499,442.77	0.00
January 12, 2021	0.00	0.00	16,071,685.82	0.00

Boeing 737-924

	N79402
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series A Equipment Note	Series B Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$15,140,000.00	$2,957,000.00	$0.00	$0.00
July 12, 2011	15,140,000.00	2,957,000.00	0.00	0.00
January 12, 2012	14,563,132.93	2,773,866.78	576,867.07	183,133.22
July 12, 2012	14,180,561.08	2,588,027.10	382,571.85	185,839.68
January 12, 2013	13,730,874.41	2,401,041.71	449,686.67	186,985.39
July 12, 2013	13,281,750.29	2,215,345.22	449,124.12	185,696.49
January 12, 2014	12,825,384.13	2,027,750.23	456,366.16	187,594.99
July 12, 2014	12,380,953.15	1,842,493.20	444,430.98	185,257.03
January 12, 2015	11,939,520.32	1,656,422.32	441,432.83	186,070.88
July 12, 2015	11,494,779.98	1,470,177.19	444,740.34	186,245.13
January 12, 2016	11,022,850.21	1,282,268.99	471,929.77	187,908.20
July 12, 2016	10,536,420.92	1,096,223.51	486,429.29	186,045.48
January 12, 2017	9,965,050.64	905,767.12	571,370.28	190,456.39
July 12, 2017	9,414,185.36	722,792.32	550,865.28	182,974.80
January 12, 2018	8,972,560.13	545,000.31	441,625.23	177,792.01
July 12, 2018	8,453,153.70	370,379.86	519,406.43	174,620.45
January 12, 2019	8,072,758.48	0.00	380,395.22	370,379.86
July 12, 2019	7,646,879.46	0.00	425,879.02	0.00
January 12, 2020	7,225,196.11	0.00	421,683.35	0.00
July 12, 2020	6,802,572.03	0.00	422,624.08	0.00
January 12, 2021	0.00	0.00	6,802,572.03	0.00

Schedule III: Required Terms [NPA 2010-1 EETC]

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5

	N38403
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series A Equipment Note	Series B Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$14,828,000.00	$2,896,000.00	$0.00	$0.00
July 12, 2011	14,828,000.00	2,896,000.00	0.00	0.00
January 12, 2012	14,263,051.39	2,716,709.70	564,948.61	179,290.30
July 12, 2012	13,888,362.64	2,534,699.35	374,688.75	182,010.35
January 12, 2013	13,447,942.02	2,351,566.90	440,420.62	183,132.45
July 12, 2013	13,008,072.36	2,169,696.79	439,869.66	181,870.11
January 12, 2014	12,561,109.88	1,985,967.29	446,962.48	183,729.50
July 12, 2014	12,125,836.65	1,804,527.59	435,273.23	181,439.70
January 12, 2015	11,693,499.79	1,622,290.81	432,336.86	182,236.78
July 12, 2015	11,257,923.58	1,439,883.36	435,576.21	182,407.45
January 12, 2016	10,795,718.18	1,255,847.12	462,205.40	184,036.24
July 12, 2016	10,319,312.04	1,073,635.21	476,406.14	182,211.91
January 12, 2017	9,759,715.17	887,103.28	559,596.87	186,531.93
July 12, 2017	9,220,200.78	707,898.77	539,514.39	179,204.51
January 12, 2018	8,787,675.48	533,770.27	432,525.30	174,128.50
July 12, 2018	8,278,971.71	362,747.98	508,703.77	171,022.29
January 12, 2019	7,906,414.75	0.00	372,556.96	362,747.98
July 12, 2019	7,489,311.21	0.00	417,103.54	0.00
January 12, 2020	7,076,316.89	0.00	412,994.32	0.00
July 12, 2020	6,662,401.21	0.00	413,915.68	0.00
January 12, 2021	0.00	0.00	6,662,401.21	0.00

	N72405
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series A Equipment Note	Series B Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$14,864,000.00	$2,903,000.00	$0.00	$0.00
July 12, 2011	14,864,000.00	2,903,000.00	0.00	0.00
January 12, 2012	14,297,670.02	2,723,303.57	566,329.98	179,696.43
July 12, 2012	13,922,071.85	2,540,851.46	375,598.17	182,452.11
January 12, 2013	13,480,582.27	2,357,274.52	441,489.58	183,576.94
July 12, 2013	13,039,644.97	2,174,962.98	440,937.30	182,311.54
January 12, 2014	12,591,597.64	1,990,787.55	448,047.33	184,175.43
July 12, 2014	12,155,267.93	1,808,907.46	436,329.71	181,880.09
January 12, 2015	11,721,881.73	1,626,228.36	433,386.20	182,679.10
July 12, 2015	11,285,248.30	1,443,378.18	436,633.43	182,850.18
January 12, 2016	10,821,921.06	1,258,895.25	463,327.24	184,482.93
July 12, 2016	10,344,358.61	1,076,241.09	477,562.45	182,654.16
January 12, 2017	9,783,403.51	889,256.41	560,955.10	186,984.68
July 12, 2017	9,242,579.63	709,616.95	540,823.88	179,639.46
January 12, 2018	8,809,004.53	535,065.82	433,575.10	174,551.13
July 12, 2018	8,299,066.06	363,628.43	509,938.47	171,437.39
January 12, 2019	7,925,604.85	0.00	373,461.21	363,628.43
July 12, 2019	7,507,488.93	0.00	418,115.92	0.00
January 12, 2020	7,093,492.20	0.00	413,996.73	0.00
July 12, 2020	6,678,571.89	0.00	414,920.31	0.00
January 12, 2021	0.00	0.00	6,678,571.89	0.00

Schedule III: Required Terms [NPA 2010-1 EETC]

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	N73406
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series A Equipment Note	Series B Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$14,659,000.00	$2,863,000.00	$0.00	$0.00
July 12, 2011	14,659,000.00	2,863,000.00	0.00	0.00
January 12, 2012	14,112,908.04	2,688,111.62	546,091.96	174,888.38
July 12, 2012	13,748,756.27	2,509,220.45	364,151.77	178,891.17
January 12, 2013	13,319,438.81	2,329,096.26	429,317.46	180,124.19
July 12, 2013	12,890,532.74	2,150,091.63	428,906.07	179,004.63
January 12, 2014	12,454,450.40	1,969,103.96	436,082.34	180,987.67
July 12, 2014	12,029,802.35	1,790,236.08	424,648.05	178,867.88
January 12, 2015	11,607,908.55	1,610,416.36	421,893.80	179,819.72
July 12, 2015	11,182,627.66	1,430,253.04	425,280.89	180,163.32
January 12, 2016	10,730,690.80	1,248,282.59	451,936.86	181,970.45
July 12, 2016	10,264,388.93	1,067,920.94	466,301.87	180,361.65
January 12, 2017	9,806,647.38	891,369.15	457,741.55	176,551.79
July 12, 2017	9,277,750.05	712,317.23	528,897.33	179,051.92
January 12, 2018	8,856,144.68	537,929.14	421,605.37	174,388.09
July 12, 2018	8,357,400.55	366,184.38	498,744.13	171,744.76
January 12, 2019	7,995,792.83	0.00	361,607.72	366,184.38
July 12, 2019	7,588,964.69	0.00	406,828.14	0.00
January 12, 2020	7,186,020.77	0.00	402,943.92	0.00
July 12, 2020	6,781,825.77	0.00	404,195.00	0.00
January 12, 2021	0.00	0.00	6,781,825.77	0.00

Boeing 737-924ER

	N38443
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series A Equipment Note	Series B Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$27,668,000.00	$5,404,000.00	$0.00	$0.00
July 12, 2011	27,668,000.00	5,404,000.00	0.00	0.00
January 12, 2012	26,945,663.49	5,132,390.21	722,336.51	271,609.79
July 12, 2012	26,410,394.54	4,820,036.14	535,268.95	312,354.07
January 12, 2013	25,747,653.38	4,502,349.08	662,741.16	317,687.06
July 12, 2013	25,082,451.15	4,183,657.05	665,202.23	318,692.03
January 12, 2014	24,399,709.84	3,857,702.56	682,741.31	325,954.49
July 12, 2014	23,735,598.43	3,532,254.60	664,111.41	325,447.96
January 12, 2015	23,073,075.70	3,201,029.57	662,522.73	331,225.03
July 12, 2015	22,399,673.20	2,864,908.12	673,402.50	336,121.45
January 12, 2016	21,667,923.27	2,520,591.82	731,749.93	344,316.30
July 12, 2016	20,901,131.78	2,174,582.08	766,791.49	346,009.74
January 12, 2017	20,145,145.03	1,831,080.50	755,986.75	343,501.58
July 12, 2017	19,416,071.15	1,490,706.47	729,073.88	340,374.03
January 12, 2018	18,901,675.10	1,148,102.51	514,396.05	342,603.96
July 12, 2018	18,212,749.55	798,002.26	688,925.55	350,100.25
January 12, 2019	17,814,594.58	0.00	398,154.97	798,002.26
July 12, 2019	17,311,112.04	0.00	503,482.54	0.00
January 12, 2020	16,808,987.28	0.00	502,124.76	0.00
July 12, 2020	16,295,492.45	0.00	513,494.83	0.00
January 12, 2021	0.00	0.00	16,295,492.45	0.00

Schedule III: Required Terms [NPA 2010-1 EETC]

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	N36444
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series A Equipment Note	Series B Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$27,668,000.00	$5,404,000.00	$0.00	$0.00
July 12, 2011	27,668,000.00	5,404,000.00	0.00	0.00
January 12, 2012	26,945,663.49	5,132,390.21	722,336.51	271,609.79
July 12, 2012	26,410,394.54	4,820,036.14	535,268.95	312,354.07
January 12, 2013	25,747,653.38	4,502,349.08	662,741.16	317,687.06
July 12, 2013	25,082,451.15	4,183,657.05	665,202.23	318,692.03
January 12, 2014	24,399,709.84	3,857,702.56	682,741.31	325,954.49
July 12, 2014	23,735,598.43	3,532,254.60	664,111.41	325,447.96
January 12, 2015	23,073,075.70	3,201,029.57	662,522.73	331,225.03
July 12, 2015	22,399,673.20	2,864,908.12	673,402.50	336,121.45
January 12, 2016	21,667,923.27	2,520,591.82	731,749.93	344,316.30
July 12, 2016	20,901,131.78	2,174,582.08	766,791.49	346,009.74
January 12, 2017	20,145,145.03	1,831,080.50	755,986.75	343,501.58
July 12, 2017	19,416,071.15	1,490,706.47	729,073.88	340,374.03
January 12, 2018	18,901,675.10	1,148,102.51	514,396.05	342,603.96
July 12, 2018	18,212,749.55	798,002.26	688,925.55	350,100.25
January 12, 2019	17,814,594.58	0.00	398,154.97	798,002.26
July 12, 2019	17,311,112.04	0.00	503,482.54	0.00
January 12, 2020	16,808,987.28	0.00	502,124.76	0.00
July 12, 2020	16,295,492.45	0.00	513,494.83	0.00
January 12, 2021	0.00	0.00	16,295,492.45	0.00

	N73445
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series A Equipment Note	Series B Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$27,779,000.00	5,425,000.00	0.00	0.00
July 12, 2011	27,779,000.00	5,425,000.00	0.00	0.00
January 12, 2012	27,471,798.41	5,232,604.10	307,201.59	192,395.90
July 12, 2012	26,932,518.36	4,915,326.48	539,280.05	317,277.62
January 12, 2013	26,263,154.27	4,592,491.86	669,364.09	322,834.62
July 12, 2013	25,591,150.37	4,268,506.14	672,003.90	323,985.72
January 12, 2014	24,901,110.47	3,936,976.23	690,039.90	331,529.91
July 12, 2014	24,229,935.36	3,605,820.21	671,175.11	331,156.02
January 12, 2015	23,560,232.23	3,268,614.94	669,703.13	337,205.27
July 12, 2015	22,879,259.27	2,926,246.96	680,972.96	342,367.98
January 12, 2016	22,138,499.58	2,575,333.14	740,759.69	350,913.82
July 12, 2016	21,361,707.61	2,222,501.01	776,791.97	352,832.13
January 12, 2017	20,595,708.40	1,872,034.18	765,999.21	350,466.83
July 12, 2017	19,856,972.74	1,524,557.54	738,735.66	347,476.64
January 12, 2018	19,337,609.94	1,174,581.53	519,362.80	349,976.01
July 12, 2018	18,639,515.40	816,701.25	698,094.54	357,880.28
January 12, 2019	18,238,863.22	0.00	400,652.18	816,701.25
July 12, 2019	17,730,296.55	0.00	508,566.67	0.00
January 12, 2020	17,222,994.94	0.00	507,301.61	0.00
July 12, 2020	16,703,905.35	0.00	519,089.59	0.00
January 12, 2021	0.00	0.00	16,703,905.35	0.00

Schedule III: Required Terms [NPA 2010-1 EETC]

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Boeing 767-424ER

	N66057
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series A Equipment Note	Series B Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$19,950,000.00	$2,599,000.00	$0.00	$0.00
July 12, 2011	19,950,000.00	2,599,000.00	0.00	0.00
January 12, 2012	19,950,000.00	2,599,000.00	0.00	0.00
July 12, 2012	19,168,013.35	2,289,858.98	781,986.65	309,141.02
January 12, 2013	18,280,362.80	1,983,723.81	887,650.55	306,135.17
July 12, 2013	17,399,195.06	1,685,097.28	881,167.74	298,626.53
January 12, 2014	16,512,628.20	1,389,285.01	886,566.86	295,812.27
July 12, 2014	15,651,254.15	1,103,396.08	861,374.05	285,888.93
January 12, 2015	14,801,110.53	822,940.85	850,143.62	280,455.23
July 12, 2015	13,953,051.54	822,940.85	848,058.99	0.00
January 12, 2016	13,072,828.52	549,456.38	880,223.02	273,484.47
July 12, 2016	11,556,534.65	549,456.38	1,516,293.87	0.00
January 12, 2017	10,081,259.23	314,564.91	1,475,275.42	234,891.47
July 12, 2017	8,754,162.97	314,564.91	1,327,096.26	0.00
January 12, 2018	7,452,180.32	0.00	1,301,982.65	314,564.91
July 12, 2018	6,178,386.42	0.00	1,273,793.90	0.00
January 12, 2019	0.00	0.00	6,178,386.42	0.00

	N67058
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series A Equipment Note	Series B Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$19,285,000.00	$2,515,000.00	$0.00	$0.00
July 12, 2011	19,285,000.00	2,515,000.00	0.00	0.00
January 12, 2012	19,285,000.00	2,515,000.00	0.00	0.00
July 12, 2012	18,528,663.50	2,215,001.07	756,336.50	299,998.93
January 12, 2013	17,670,474.70	1,918,873.79	858,188.80	296,127.28
July 12, 2013	16,818,556.64	1,630,009.67	851,918.06	288,864.12
January 12, 2014	15,961,415.84	1,343,867.81	857,140.80	286,141.86
July 12, 2014	15,128,644.11	1,067,324.88	832,771.73	276,542.93
January 12, 2015	14,306,735.55	796,038.04	821,908.56	271,286.84
July 12, 2015	13,486,843.27	796,038.04	819,892.28	0.00
January 12, 2016	12,635,838.28	531,494.07	851,004.99	264,543.97
July 12, 2016	11,224,993.45	531,494.07	1,410,844.83	0.00
January 12, 2017	9,851,487.49	304,281.45	1,373,505.96	227,212.62
July 12, 2017	8,620,153.12	304,281.45	1,231,334.37	0.00
January 12, 2018	7,411,335.27	0.00	1,208,817.85	304,281.45
July 12, 2018	6,227,791.09	0.00	1,183,544.18	0.00
January 12, 2019	0.00	0.00	6,227,791.09	0.00

Schedule III: Required Terms [NPA 2010-1 EETC]

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	N69059
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series A Equipment Note	Series B Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$19,377,000.00	$2,527,000.00	$0.00	$0.00
July 12, 2011	19,377,000.00	2,527,000.00	0.00	0.00
January 12, 2012	19,377,000.00	2,527,000.00	0.00	0.00
July 12, 2012	18,617,579.70	2,225,411.77	759,420.30	301,588.23
January 12, 2013	17,755,293.58	1,927,892.67	862,286.12	297,519.10
July 12, 2013	16,899,307.69	1,637,670.86	855,985.89	290,221.81
January 12, 2014	16,038,074.51	1,350,184.11	861,233.18	287,486.75
July 12, 2014	15,201,324.99	1,072,341.42	836,749.52	277,842.69
January 12, 2015	14,375,489.68	799,779.48	825,835.31	272,561.94
July 12, 2015	13,551,680.19	799,779.48	823,809.49	0.00
January 12, 2016	12,696,611.75	533,992.13	855,068.44	265,787.35
July 12, 2016	11,271,101.83	533,992.13	1,425,509.92	0.00
January 12, 2017	9,883,442.50	305,711.60	1,387,659.33	228,280.53
July 12, 2017	8,638,790.24	305,711.60	1,244,652.26	0.00
January 12, 2018	7,417,015.70	0.00	1,221,774.54	305,711.60
July 12, 2018	6,220,920.23	0.00	1,196,095.47	0.00
January 12, 2019	0.00	0.00	6,220,920.23	0.00

	N78060
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series A Equipment Note	Series B Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$19,448,000.00	$2,535,000.00	$0.00	$0.00
July 12, 2011	19,448,000.00	2,535,000.00	0.00	0.00
January 12, 2012	19,448,000.00	2,535,000.00	0.00	0.00
July 12, 2012	18,685,325.39	2,233,343.73	762,674.61	301,656.27
January 12, 2013	17,819,917.48	1,934,764.20	865,407.91	298,579.53
July 12, 2013	16,960,832.29	1,643,507.96	859,085.19	291,256.24
January 12, 2014	16,096,481.12	1,354,996.53	864,351.17	288,511.43
July 12, 2014	15,256,700.88	1,076,163.53	839,780.24	278,833.00
January 12, 2015	14,427,873.79	802,630.11	828,827.09	273,533.42
July 12, 2015	13,601,079.74	802,630.11	826,794.05	0.00
January 12, 2016	12,742,915.35	535,895.43	858,164.39	266,734.68
July 12, 2016	11,306,232.02	535,895.43	1,436,683.33	0.00
January 12, 2017	9,907,789.17	306,801.24	1,398,442.85	229,094.19
July 12, 2017	8,652,989.96	306,801.24	1,254,799.21	0.00
January 12, 2018	7,421,343.66	0.00	1,231,646.30	306,801.24
July 12, 2018	6,215,685.30	0.00	1,205,658.36	0.00
January 12, 2019	0.00	0.00	6,215,685.30	0.00

Schedule III: Required Terms [NPA 2010-1 EETC]

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	N68061
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series A Equipment Note	Series B Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$19,524,000.00	$2,546,000.00	$0.00	$0.00
July 12, 2011	19,524,000.00	2,546,000.00	0.00	0.00
January 12, 2012	19,524,000.00	2,546,000.00	0.00	0.00
July 12, 2012	18,780,313.46	2,247,009.10	743,686.54	298,990.90
January 12, 2013	17,932,806.67	1,950,252.35	847,506.79	296,756.75
July 12, 2013	17,091,130.61	1,660,351.52	841,676.06	289,900.83
January 12, 2014	16,243,559.12	1,372,658.13	847,571.49	287,693.39
July 12, 2014	15,420,142.38	1,094,122.00	823,416.74	278,536.13
January 12, 2015	14,607,136.65	820,281.60	813,005.73	273,840.40
July 12, 2015	13,795,470.55	820,281.60	811,666.10	0.00
January 12, 2016	12,951,134.16	552,597.58	844,336.39	267,684.02
July 12, 2016	11,495,934.43	552,597.58	1,455,199.73	0.00
January 12, 2017	10,077,859.41	321,230.35	1,418,075.02	231,367.23
July 12, 2017	8,698,402.83	321,230.35	1,379,456.58	0.00
January 12, 2018	7,452,144.18	0.00	1,246,258.65	321,230.35
July 12, 2018	6,230,652.72	0.00	1,221,491.46	0.00
January 12, 2019	0.00	0.00	6,230,652.72	0.00

Indenture

Debt Rate (as such term is defined in clause (i) of the form of Indenture marked as Exhibit C of the Note Purchase Agreement (the "Indenture Form") for Series A (computed on the basis of a 360-day year consisting of twelve 30-day months, payable semi-annually in arrears):  4.750%

Debt Rate (as such term is defined in clause (i) of the Indenture Form) for Series B (computed on the basis of a 360-day year consisting of twelve 30 day months, payable semi-annually in arrears):  6.000%

Payment Due Rate:	Debt Rate plus 2% per annum

Payment Dates:	January 12 and July 12 (after January 12, 2011)

Make-Whole Premiums:	As provided in Article II of the Indenture Form

Redemption:	As provided in Article II of the Indenture Form

All-risk hull insurance:
Not less than the unpaid principal amount of the Equipment Notes relating to an Aircraft, together with six months of interest accrued thereon, subject to Continental’s right to self-insure on terms no more favorable to Continental in any material respect than those set forth in Section G of Annex B to the Indenture Form.

Schedule III: Required Terms [NPA 2010-1 EETC]

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Participation Agreement

Mortgagee, Subordination Agent, Liquidity Providers, Pass Through Trustees, Escrow Agents and Note Holders indemnified against Expenses and Taxes to the extent set forth in Section 8 of the form of the Participation Agreement marked as Exhibit B to the Note Purchase Agreement.

Prohibited Modifications

1.
May not modify in any material adverse respect the Granting Clause of the Indenture so as to deprive the Note Holders or the Related Note Holders (as defined in the Indenture) of a first priority security interest in and mortgage lien on the Aircraft or, to the extent assigned thereunder, Continental’s rights under the Purchase Agreement (as defined in the Indenture) or to eliminate any of the obligations intended to be secured thereby or otherwise modify in any material adverse respect as regards the interests of the Note Holders, the Related Note Holder of a Related Series A Equipment Note, the Related Note Holder of a Related Series B Equipment Note, the Subordination Agent, the Liquidity Providers or the Mortgagee the provisions of Article II or III or Section 4.05(c), 5.01, 5.02, 6.02, 10.01(a), 10.01(b)(vii), 11.01, 11.04, 11.11, 11.12 or 11.13 of the Indenture or the definition of “Make-Whole Amount” in Annex A to the Indenture.

2.
May not modify in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Providers or the Mortgagee the provisions of Section 4.1.3, 4.1.8, 4.1.9, 4.1.10, 4.1.11, 6.1.3(b), 6.3, 10, 12.8(a) or 12.9 of the Participation Agreement, of the provisions of Section 4.1.2(x) of the Participation Agreement so as to eliminate the requirement to deliver to the Loan Participant or the Mortgagee, as the case may be, the legal opinions to be provided to such Persons thereunder (recognizing that the lawyers rendering such opinions may be changed) or of the provisions of Section 6.4.5(a)(ii) of the Participation Agreement as regards the rights of the Mortgagee thereunder or otherwise modify the terms of the Participation Agreement to deprive the Trustees, the Subordination Agent, the Liquidity Providers or the Mortgagee of any indemnity or right of reimbursement in its favor for Expenses or Taxes.

Notwithstanding the foregoing, any form of Financing Agreement may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided that any such action shall not materially adversely affect the interests of the Note Holders, the Related Note Holder of a Related Series A Equipment Note, the Related Note Holder of a Related Series B Equipment Note, the

Schedule III: Required Terms [NPA 2010-1 EETC]

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Subordination Agent, the Liquidity Providers, the Mortgagee or the Certificateholders.

Schedule III: Required Terms [NPA 2010-1 EETC]

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ANNEX A to
Note Purchase Agreement

DEFINITIONS

"Act" means 49 U.S.C. §§ 40101-46507.

"Additional Series Equipment Notes" means Equipment Notes of a single series issued under an Indenture and designated other than as "Series A" or "Series B" issued thereunder, if any.

"Additional Series Pass Through Certificates" means the pass through certificates issued pursuant to any Additional Series Pass Through Trust Agreement.

"Additional Series Pass Through Trust" means a grantor trust created to facilitate the issuance and sale of pass through certificates in connection with the issuance of any Additional Series Equipment Notes.

"Additional Series Pass Through Trust Agreement" means a Trust Supplement entered into in connection with the creation of an Additional Series Pass Through Trust, together with the Basic Pass Through Trust Agreement.

"Additional Series Pass Through Trustee" means WTC, in its capacity as trustee under an Additional Series Pass Through Trust Agreement.

"Aircraft" has the meaning set forth in the second recital to the Note Purchase Agreement.

"Aircraft Purchase Agreement" means the Purchase Agreement No. 1951, dated as of July 23, 1996, as amended, between the Company and the Manufacturer (including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of such Purchase Agreement).

"Applicable Pass Through Trustee" has the meaning provided in Section 1(b)(ii) of the Note Purchase Agreement.

"Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq.

"Basic Pass Through Trust Agreement" means the Pass Through Trust Agreement, dated September 25, 1997, between the Company and Pass Through Trustee, as such agreement may be supplemented, amended or modified, but does not include any Trust Supplement.

Annex A (NPA 10-1)

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"Business Day" means any day, other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Houston, Texas, Wilmington, Delaware or Salt Lake City, Utah.

"Certificates" has the meaning set forth in the fourth recital to the Note Purchase Agreement.

"Certificateholder" means the Person in whose name a Certificate is registered in the Register.

"Class" means the class of Certificates issued by each Pass Through Trust.

"Class A Certificates" means Certificates issued by the Class A Pass Through Trust.

"Class B Certificates" means Certificates issued by the Class B Pass Through Trust.

"Class A Pass Through Trustee" has the meaning set forth in the fifth recital to the Note Purchase Agreement.

"Class B Pass Through Trustee" has the meaning set forth in the fifth recital to the Note Purchase Agreement.

"Closing Notice" has the meaning set forth in Section 1(b) of the Note Purchase Agreement.

"Company" means Continental Airlines, Inc., a Delaware corporation.

"Cut-off Date" means the earlier of (a) the day after the Delivery Period Termination Date and (b) the date on which a Triggering Event occurs.

"Delivery Period Termination Date" means the earlier of (a) July 31, 2011, and (b) the date on which Equipment Notes issued with respect to all of the Aircraft (including any Substitute Aircraft in lieu of any New Aircraft) have been purchased by the Pass Through Trustees in accordance with the Note Purchase Agreement.

"Delivery Date" means the Business Day on which a New Aircraft is delivered to and accepted by the Company.

"Deposits" has the meaning set forth in the sixth recital to the Note Purchase Agreement.

Annex A (NPA 10-1)

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"Deposit Agreements" has the meaning set forth in the sixth recital to the Note Purchase Agreement.

"Depositary" means JPMorgan Chase Bank, N.A.

"Depositary Threshold Ratings" has the meaning set forth in Section 4(a)(vii) of the Note Purchase Agreement.

"Equipment Notes" means and includes any equipment notes issued under any Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of such Indenture) and any Equipment Note issued under any Indenture in exchange for or replacement of any other Equipment Note.

"Escrow Agent" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

"Escrow Agent Agreements" has the meaning set forth in Section 3(e)(i) of the Note Purchase Agreement.

"Escrow and Paying Agent Agreements" has the meaning set forth in the sixth recital to the Note Purchase Agreement.

"FAA" means the Federal Aviation Administration of the United States.

"Financing Agreements" means, collectively, the Participation Agreement, the Indenture and the Equipment Notes issued thereunder.

"Funding Date" has the meaning set forth in Section 1(b)(i) of the Note Purchase Agreement.

"Government Entity" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

"Indenture" means the Trust Indenture and Mortgage substantially in the form of Exhibit C to the Note Purchase Agreement.

"Initial Deposits" has the meaning set forth in the sixth recital to the Note Purchase Agreement.

Annex A (NPA 10-1)

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"Intercreditor Agreement" has the meaning set forth in the ninth recital to the Note Purchase Agreement.

"Issuance Date" means the date of the original issuance of the Certificates.

"Law" means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

"Liquidity Facility" has the meaning set forth in the ninth recital to the Note Purchase Agreement.

"Liquidity Provider" has the meaning set forth in the ninth recital to the Note Purchase Agreement.

"Loan Trustee" means the "Mortgagee" as defined in the Financing Agreements.

"Manufacturer" means The Boeing Company, a Delaware corporation, solely in its capacity as manufacturer or seller of New Aircraft.

"New Aircraft" has the meaning set forth in the second recital to the Note Purchase Agreement.

"Note Purchase Agreement" means the Note Purchase Agreement to which this Annex A is attached.

"Notice of Purchase Withdrawal" with respect to each Deposit Agreement, has the meaning set forth in Section 2.3 thereof.

"Operative Agreements" means, collectively, the Pass Through Trust Agreements, the Escrow and Paying Agent Agreements, the Deposit Agreements, the Liquidity Facilities, the Intercreditor Agreement, the Equipment Notes, the Certificates and the Financing Agreements.

"Owned Aircraft" has the meaning set forth in the second recital to the Note Purchase Agreement.

"Participation Agreement" means, the Participation Agreement substantially in the form of Exhibit B to the Note Purchase Agreement.

"Paying Agent Agreements" has the meaning set forth in Section 3(f)(i) of the Note Purchase Agreement.

Annex A (NPA 10-1)

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"Pass Through Trust" has the meaning set forth in the fourth recital to the Note Purchase Agreement.

"Pass Through Trust Agreement" means each of the two separate Trust Supplements referred to in the fourth recital to the Note Purchase Agreement, together in each case with the Basic Pass Through Trust Agreement, each dated as of the Issuance Date, by and between the Company and Pass Through Trustee.

"Pass Through Trustee" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

"Paying Agent" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

"Person" means any individual, firm, partnership, joint venture, trust, trustee, Government Entity, organization, association, corporation, limited liability company, government agency, committee, department, authority and other body, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

"Rating Agencies" means, collectively, at any time, each nationally recognized rating agency which shall have been requested to rate the Certificates and which shall then be rating the Certificates.  The initial Rating Agencies will be Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a Standard & Poor's Financial Services LLC business.

"Rating Agency Confirmation" means, with respect to (1) any Financing Agreement that has been modified in any material respect from the forms thereof attached to the Note Purchase Agreement or (2) a Substitute Aircraft, a written confirmation from each of the Rating Agencies that (1) the use of such Financing Agreement with such modifications or (2) the substituting of such Substitute Aircraft for a New Aircraft, whichever of the foregoing shall in a particular case require Rating Agency Confirmation, would not result in (i) a reduction of the rating for any Class of Certificates then rated by the Rating Agencies below the then current rating for such Class of Certificates or (ii) a withdrawal or suspension of the rating of any Class of Certificates then rated by the Rating Agencies.

"Register" means the register maintained pursuant to Sections 3.04 and 7.12 of the Basic Pass Through Trust Agreement with respect to each Pass Through Trust.

Annex A (NPA 10-1)

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"Replacement Deposit Agreement" means, for each Class of Certificates, a deposit agreement substantially in the form of the replaced Deposit Agreement for such Class of Certificates as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for such Class of Certificates (before the downgrading of such ratings, if any, as a result of the downgrading of the Depositary, if applicable).

"Replacement Depositary" has the meaning set forth in Section 4(a)(vii) of the Note Purchase Agreement.

"Required Terms" means the terms set forth on Schedule III to the Note Purchase Agreement.

"Scheduled Closing Date" has the meaning set forth in Section 1(b) of the Note Purchase Agreement.

"Section 1110" means 11 U.S.C. § 1110 of the Bankruptcy Code or any successor or analogous Section of the federal bankruptcy Law in effect from time to time.

"Series A Equipment Notes" means the "Series A Equipment Notes" as defined in each Indenture entered into pursuant to the Note Purchase Agreement.

"Series B Equipment Notes" means the "Series B Equipment Notes" as defined in each Indenture entered into pursuant to the Note Purchase Agreement.

"Subordination Agent" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

"Substitute Aircraft" has the meaning set forth in Section 1(g) of the Note Purchase Agreement.

"Taxes" means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

"Taxing Authority" means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

Annex A (NPA 10-1)

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"Triggering Event" has the meaning assigned to such term in the Intercreditor Agreement.

"Trust Supplement" means an agreement supplemental to the Basic Pass Through Trust Agreement pursuant to which (i) a separate trust is created for the benefit of the holders of the pass through certificates of a class, (ii) the issuance of the pass through certificates of such class representing fractional undivided interests in such trust is authorized and (iii) the terms of the pass through certificates of such class are established.

"Underwriters" has the meaning set forth in the fifth recital to the Note Purchase Agreement.

"Underwriting Agreement" has the meaning set forth in the fifth recital to the Note Purchase Agreement.

"WTC" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

Annex A (NPA 10-1)

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EXHIBIT A
TO
NOTE PURCHASE AGREEMENT

CLOSING NOTICE

Dated as of [_________]

To each of the addressees listed
in Schedule A hereto

Re:	Closing Notice in accordance with Note Purchase Agreement referred to below

Ladies and Gentlemen:

Reference is made to the Note Purchase Agreement, dated as of December 2, 2010, among Continental Airlines, Inc. (the “Company”), Wilmington Trust Company, as Pass Through Trustee under each of the  Pass Through Trust Agreements (as defined therein) (the “Pass Through Trustee”), Wilmington Trust Company, as Subordination Agent (the “Subordination Agent”), Wells Fargo Bank Northwest, National Association, as Escrow Agent (the “Escrow Agent”), and Wilmington Trust Company, as Paying Agent (the “Paying Agent”) (as in effect from time to time, the “Note Purchase Agreement”).  Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement or, to the extent not defined therein, the Intercreditor Agreement.

Pursuant to Section 1(b) of the Note Purchase Agreement, the undersigned hereby notifies you, in respect of the Boeing Model [_______] aircraft with manufacturer’s serial number [______] (the “Aircraft”), of the following:

(1)	The Scheduled Closing Date of the Aircraft is [_________];

(2)	The Funding Date for the Aircraft shall be [__________]; and

(3)
The aggregate amount of each series of Equipment Notes to be issued, and purchased by the respective Pass Through Trustees referred to below (each, an “Applicable Pass Through Trustee”), on the Funding Date, in connection with the financing of such Aircraft is as follows:

(a)	the Class A Pass Through Trustee shall purchase Series A Equipment Notes in the amount of $[__________]; and

(b)	the Class B Pass Through Trustee shall purchase Series B Equipment Notes in the amount of $[__________].

Closing Notice 10-1

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The Company hereby instructs the Class A Pass Through Trustee to (i) execute a Withdrawal Certificate in the form of Annex A hereto dated as of [__________] and attach thereto a Notice of Purchase Withdrawal dated such date completed as set forth on Exhibit A hereto and (ii) deliver such Withdrawal Certificate and Notice of Purchase Withdrawal to the applicable Escrow Agent.

The Company hereby instructs the Class B Pass Through Trustee to (i) execute a Withdrawal Certificate in the form of Annex A hereto dated as of [__________] and attach thereto a Notice of Purchase Withdrawal dated such date completed as set forth on Exhibit B hereto and (ii) deliver such Withdrawal Certificate and Notice of Purchase Withdrawal to the applicable Escrow Agent.

The Company hereby instructs each Applicable Pass Through Trustee to (i) purchase Equipment Notes of a series and in an amount set forth opposite such Pass Through Trustee in clause (3) above with a portion of the proceeds of the withdrawals of Deposits referred to in the applicable Notice of Purchase Withdrawal referred to above and (ii) re-deposit with the Depositary the excess, if any, of the amount so withdrawn over the purchase price of such Equipment Notes.

The Company hereby instructs each Applicable Pass Through Trustee to (a) enter into the Participation Agreement [____] dated as of [___________] among the Company, as Owner, and Wilmington Trust Company, as Mortgagee and Loan Participant, (b) perform its obligations thereunder and (c) deliver such certificates, documents and legal opinions relating to such Pass Through Trustee as required thereby.

Yours faithfully, Continental Airlines, Inc.

By:
Name:
Title:

Closing Notice 10-1

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SCHEDULE A

Wilmington Trust Company, as
   Pass Through Trustee, Subordination
   Agent and Paying Agent
1100 North Market Street
Wilmington, Delaware  19890-1605
Attention:  Corporate Trust Administration
Facsimile:  (302) 636-4140

Wells Fargo Bank Northwest, National Association,
   as Escrow Agent
MAC: U1228-120
299 South Main Street, 12th Floor
Salt Lake City, Utah  84111
Attention:  Corporate Trust Department
Facsimile:  (801) 246-5053

JPMorgan Chase Bank, N.A.,
   as Depositary
4 New York Plaza, 21st Floor
New York, New York 10004
Attention: Michael Kuzmicz/Andrew Jacknick
Reference: Continental Airlines 2010-1
Facsimile: (212) 623-6168

Standard & Poor’s Ratings Services
55 Water Street, 39th Floor
New York, New York  10041-0003
Attention:  Philip A. Baggaley, CFA
Facsimile:  (212) 438-7820

Moody’s Investors Service, Inc.
7 World Trade Center at 250 Greenwich Street
New York, New York  10007
Attention:  Michael Mulvaney
Facsimile:  212-553-4661

Closing Notice 10-1

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Annex A

WITHDRAWAL CERTIFICATE
(Class ___)

Wells Fargo Bank Northwest, National Association,
as Escrow Agent

Ladies and Gentlemen:

Reference is made to the Escrow and Paying Agent Agreement, dated as of December 2, 2010 (the “Agreement”).  We hereby certify to you that the conditions to the obligations of the undersigned to execute a Participation Agreement pursuant to the Note Purchase Agreement have been satisfied.  Pursuant to Section 1.02(c) of the Agreement, please execute the attached Notice of Purchase Withdrawal and immediately transmit by facsimile to the Depositary, at (212) 623-6168 (Attention:  Michael Kuzmicz/Andrew Jacknick).

Capitalized terms used herein but not defined herein shall have the meanings set forth in the Agreement.

Very truly yours,

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Pass Through Trustee

By:
Name:
Title:

Dated: As of [____________]

Closing Notice 10-1

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Exhibit A

NOTICE OF PURCHASE WITHDRAWAL

JPMorgan Chase Bank, N.A.,
   as Depositary
4 New York Plaza, 21st Floor
New York, New York 10004
Attention: Michael Kuzmicz/Andrew Jacknick
Reference: Continental Airlines 2010-1
Telecopier: (212) 623-6168

Ladies and Gentlemen:

Reference is made to the Deposit Agreement (Class A) dated as of December 2, 2010 (the “Deposit Agreement”) between Wells Fargo Bank Northwest, National Association, as Escrow Agent, and JPMorgan Chase Bank, N.A., as Depositary (the “Depositary”).

In accordance with Section 2.3(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $[_______], Account No. [____].

The undersigned hereby directs the Depositary to pay the entire amount of the Deposit to [___________________], Account No. [____], Reference: [_________] on [__________].

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as Escrow Agent

By
Name:
Title:

Dated: As of [____________]

Closing Notice 10-1

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Exhibit B

NOTICE OF PURCHASE WITHDRAWAL

JPMorgan Chase Bank, N.A.,
   as Depositary
4 New York Plaza, 21st Floor
New York, New York 10004
Attention: Michael Kuzmicz/Andrew Jacknick
Reference: Continental Airlines 2010-1
Telecopier: (212) 623-6168

Ladies and Gentlemen:

Reference is made to the Deposit Agreement (Class B) dated as of December 2, 2010 (the “Deposit Agreement”) between Wells Fargo Bank Northwest, National Association, as Escrow Agent, and JPMorgan Chase Bank, N.A., as Depositary (the “Depositary”).

In accordance with Section 2.3(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $[_______], Account No. [____].

The undersigned hereby directs the Depositary to pay the entire amount of the Deposit to [___________________], Account No. [____], Reference: [__________] on [__________].

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as Escrow Agent

By
Name:
Title:

Dated: As of [____________]

Closing Notice 10-1

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EXHIBIT B to
Note Purchase Agreement

FORM OF PARTICIPATION AGREEMENT

See Exhibit 4.13

Note Purchase Agreement 10-1

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EXHIBIT C to
Note Purchase Agreement

FORM OF INDENTURE

See Exhibit 4.14

Note Purchase Agreement 10-1